Exhibit 8.1

SUBSIDIARIES OF AND CONSOLIDATED ENTITIES OF

SOS LIMITED

As of the date of this annual report

Name of Subsidiary	% of Ownership	Jurisdiction of Incorporation or Organization
SOS Information Technology New York Inc.	A 100% subsidiary of SOS Ltd.	USA

Yong Bao Two Ltd.	A British Virgin Island company and 100% subsidiary of SOS Ltd	BVI

Canada XX Exchange Ltd.	A 100% subsidiary of SOS Ltd	Canada

US XX Exchange Ltd.	A 100% subsidiary of SOS Ltd.	USA

Future Technology Global Ltd. (HK)	A 100% subsidiary of SOS Information Technology Co., Ltd.	Hong Kong

FDW Limited	A 100% subsidiary of SOS Ltd.	USA

China SOS Ltd.	A Hong Kong limited liability company Incorporated on June 19, 2019 A holding company	Hong Kong

FD LLC	A 51% owned JV with Niagara Development LLC	USA

Qingdao SOS Investment Management Co., Ltd.	A 100% subsidiary of China SOS Limited, a WOFE	PRC

Qingdao SOS Investment LLP	A 99% subsidiary of Qingdao SOS Investment Management Co., Ltd.(PRC)	PRC

SOS Auto Service Co., Ltd.	A 99% subsidiary of Qingdao SOS Investment Management Co., Ltd.(PRC)	PRC

Inner Mongolia SOS Insurance Agency Co., Ltd.	A 100% subsidiary of SOS Information Technology Co., Ltd, which operates insurance brokerage business within Inner Mongolia region	PRC

Common Prosperity Technology Co., Ltd.	A 50% subsidiary of SOS International Trading Co., Ltd. and another 50% owned by Qingdao SOS Investment LLP	PRC

SOS International Trading Co., Ltd.	A 100% subsidiary of SOS Information Technology Co., Ltd.	Hong Kong

Weigou International Trading Co., Ltd.	A 99% subsidiary of Qingdao Investment LLP	PRC

Shuyun International Trading Co., Ltd.	A 99% subsidiary of Qingdao Investment LLP	PRC

Chexiaoer Technology Co., Ltd.	A 25% subsidiary of Qingdao Investment LLP and A 30% owned by SOS Auto Service Co., Ltd.	PRC

Hebei S Cloud Enterprise Management Co., Ltd.	A 99% subsidiary of Future Digital Investment Ltd.(Hong Kong)	PRC

SOS Rescue Service LLC	A 100% owned subsidiary of SOS Emergency Rescue Service Ltd	USA

SOS Emergency Rescue Service Ltd.	A 100% owned subsidiary of SOS Ltd.	USA

Future Digital Investment Ltd.	A 100% owned subsidiary of SOS Ltd.	Hong Kong

Qingdao Zhonghai Venture Capital Management Co., Ltd.	A 100% owned subsidiary of Future Digital Investment Ltd.	PRC

Chexiaoer (Tianjin Automobile) Management Co., Ltd.	A 70% owned subsidiary of Chexiaoer Technology Co Ltd.	PRC

Hebei Chexiaoer Technology Co., Ltd.	A 70% owned subsidiary of Chexiaoer Technology Co Ltd.	PRC

Zhongjian Tianxia(Beijing) Investment Co., Ltd.	A 65% owned subsidiary of Xinxin Ranran International Trading Co Ltd.	PRC

Xinxin Ranran International Trading Co. Ltd	A 99% owned subsidiary of SOS International Trading Co Ltd.	PRC

Future Digital Trading Ltd.	100% owned subsidiary of SOS Ltd	Hong Kong

Qingdao Yonbao Ronghe International Trading Co Ltd.	A 90% owned subsidiary of Future Digital Trade Ltd	PRC

Future Digital Trading Pte Ltd	A 100% owned subsidiary of Future Digital Trade Ltd	Singapore

S International Trading Co Ltd	A 100% owned subsidiary of SOS International Trading Co. Ltd. (PRC)	Hong Kong